EXHIBIT 2.2

                            EXCHANGE OPTION AGREEMENT

                                  BY AND AMONG

                  BODDIE-NOELL PROPERTIES LIMITED PARTNERSHIP,

                         BODDIE-NOELL PROPERTIES, INC.,

                                AND THE OWNERS OF

                      THE CHRYSSON AFFILIATES LISTED HEREIN

                         DATED AS OF SEPTEMBER 22, 1997

         IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY DOCUMENT USED IN CONNECTION WITH THE OFFERING AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO THE REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.




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                                TABLE OF CONTENTS
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                                                                                            Page

         1.       Contribution of Interests....................................................2

         2.       Payment of the Consideration.................................................2
                  A.       Units Issued........................................................2
                  B.       The Lock-Up.........................................................2

         3.       The Closing..................................................................2
                  A.       Conditions to Closing - Generally...................................2
                  B.       Closing; Condition to Obligations...................................3
                  C.       Default.............................................................4
                  D.       Documents to be Delivered at Closing................................4
                  E.       Documents Required to be Delivered by Boddie-Noell and the
                              REIT at Closing..................................................5

         4.       Conditions Precedent to Closing..............................................5

         5.       Representations and Warranties of Owners.....................................6
                  A.       Existence and Power.................................................6
                  B.       Authorization: No Contravention.....................................6
                  C.       Pending Actions.....................................................6
                  D.       Investment Representations and Warranties...........................7
                  E.       NASD Affiliation....................................................8
                  F.       Foreign Person......................................................9

         6.       Representations and Warranties of Boddie-Noell and the REIT..................9

         7.       Indemnification.............................................................10

         8.       Other Provisions............................................................10
                  A.       Counterparts.......................................................10
                  B.       Entire Agreement...................................................10
                  C.       Construction.......................................................10
                  D.       Applicable Law.....................................................10
                  E.       Severability.......................................................10
                  F.       Waiver of Covenants, Conditions and Remedies.......................11
                  G.       Schedules..........................................................11
                  H.       Amendment and Assignment...........................................11
                  I.       Relationship of Parties............................................11
                  J.       Further Acts.......................................................11
                  K.       Notice.............................................................11
                  L.       Consent to Transfer of Interests...................................12

SCHEDULES.....................................................................................15

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                            EXCHANGE OPTION AGREEMENT

         THIS EXCHANGE OPTION AGREEMENT (the "Agreement") made and entered into this the 22nd day of September, 1997, by and among each of the persons whose names are set forth on SCHEDULE A hereof (each being hereinafter called an "Owner" and collectively the "Owners"), BODDIE-NOELL PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership ("Boddie-Noell") and its general partner, Boddie-Noell Properties, Inc., a Maryland corporation (the "REIT").

                              W I T N E S S E T H:

         WHEREAS, Boddie-Noell is a North Carolina limited partnership having the REIT as its sole general partner and the REIT has elected to be qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and

         WHEREAS, each Owner owns an interest in one or more of the partnerships, the limited liability companies and/or the properties listed on SCHEDULE B attached hereto and as described more fully in a Supplemental Acquisition Schedule for each Owner dated the date hereof, attached hereto as SCHEDULE C and incorporated herein by reference (such schedule is herein referred to as such Owner's "Supplemental Acquisition Schedule"); and

         WHEREAS, Boddie-Noell desires to acquire from each Owner, and each Owner desires to transfer to Boddie-Noell, on the terms and conditions set forth herein, all interests owned by such Owner and set forth in such Owner's Supplemental Acquisition Schedule and any other direct or indirect equity interests such Owner may have, whether now owned or hereinafter acquired, in the partnerships and/or limited liability companies (collectively the "Acquired Partnerships" or "Partnerships") or the properties (the "Properties") listed on SCHEDULE B attached hereto, and each such direct or indirect equity interest of an Owner in such Acquired Partnerships or Properties, including without limitation the Owner's interests set forth in such Owner's Supplemental Acquisition Schedule, is referred to individually as an "Interest" and, collectively, as such Owner's "Interests"; and

         WHEREAS, the Owners have agreed to contribute their Interests to Boddie-Noell in exchange for limited partnership interests in Boddie-Noell (the "Partnership Units" or "Units") and Boddie-Noell has agreed to acquire the Interests and to issue to each Owner Partnership Units in Boddie-Noell in exchange for the contribution of each Owner's Interest; and

         WHEREAS, the REIT and the Owners also desire that, contemporaneously with the admission of the Owners as limited partners of Boddie-Noell, the REIT and each Owner enter into a registration rights agreement substantially in the same form and substance as the Registration Rights Agreement attached hereto as SCHEDULE D (the "Registration Rights Agreement");




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         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and conditions herein set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties do hereby agree as follows:

         1. Contribution of Interests. Subject to the terms and provisions hereof and of the Master Agreement (as defined below), each Owner does hereby agree to contribute to Boddie-Noell its Interests and Boddie-Noell does hereby agree to accept such Interests and issue to each Owner, in exchange for such contribution, the Partnership Units as provided in Paragraph 2 and on SCHEDULE C hereof. All such contributions and issuances at a Closing shall otherwise be in accordance with this Agreement.

         2. Payment of the Consideration.

                  A. Units Issued. The consideration for each Owner's Interests shall be the number of Units as set forth in such Owner's Supplemental Acquisition Schedule. The number of such Units is subject to adjustment at Closing due to principal payments on any mortgage loan, prorations and post-closing adjustments as provided in the Master Agreement (as defined below).

                  For the first fiscal quarter of Boddie-Noell ending after the date of Closing, partnership distributions attributable to such quarter payable by Boddie-Noell to Owner pursuant to Section _____ of the Partnership Agreement (as defined at Paragraph 3.E(i) below) shall be prorated to take into account the period of time during such quarter that the Owner or its successors in interest to the Units is a limited partner in Boddie-Noell. The Owner shall receive, contemporaneously with receipt by the other limited partners in Boddie- Noell of their respective distributions for such quarter, that portion of a full quarterly distribution otherwise attributable to its Units determined by multiplying the amount of such full distribution by a fraction the numerator of which is the number of days during such quarter that the Owner is a limited partner in Boddie-Noell and the denominator of which is the number of days in such quarter. In the event that the Owner receives a full cash distribution for such period, it shall reimburse Boddie-Noell the prorated portion of such distribution within five (5) days of receipt.

                  B. The Lock-Up. The Owners hereby agree that without the prior written consent of the REIT, they will not, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, seek redemption of or otherwise dispose of or transfer (collectively, "dispose of"), any Partnership Units received hereby except as set forth at SCHEDULE G hereof.

         3.       The Closing.

                  A. Conditions to Closing - Generally. The Closing is conditioned upon satisfaction of the terms and conditions for closing of the Master Agreement of Merger and Acquisition Agreement dated as of September __, 1997 by and among Boddie-Noell, the REIT and the Owners (the "Master Agreement").

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                  B. Closing; Condition to Obligations. Subject to the
         foregoing, Boddie-Noell and the Owners (by a majority vote thereof) will specify a closing date, which date shall be no later than December 31, 1997 (or, if applicable, the Closing Extension Date, as defined in the Master Agreement), for the initial closing (the "Initial Closing") of the exchange contemplated hereby which Initial Closing shall take place at the offices of Smith Helms Mulliss & Moore, L.L.P., Raleigh, North Carolina. At or before Closing, which shall be held at a place and time determined by Boddie-Noell and the Owners (by a majority vote thereof), Boddie-Noell and Owner will execute all closing documents (the "Closing Documents") required by Boddie-Noell in accordance with Paragraph 3.D. and deposit the same in escrow with an escrow agent to be agreed upon by Boddie-Noell and Owner (the "Closing Agent").

                    If the Closing occurs:

                           (i) With respect to each Partnership or Property (or
                  portion thereof) acquired, Boddie-Noell shall cause to be delivered to the Closing Agent for the benefit of each Owner the number of Units (each Unit having a value of $13.00 for purposes of determining the number of Units to be delivered in exchange for the Interests) set forth on each Owner's Supplemental Acquisition Schedule, as adjusted;

                           (ii) Upon receipt of the consideration set forth in
                  clause (i) above, the Closing Agent will release the Closing Documents to Boddie-Noell; and

                           (iii) The transactions described or otherwise
                  contemplated herein or in the Closing Documents will thereupon be deemed to have been consummated (such consummation being hereafter referred to as the "Final Closing").

         Notwithstanding the above, Boddie-Noell may, in its sole discretion, elect not to complete the acquisition of Interests of any Owner with an identified breach of (and failure to cure within any relevant grace or cure period) or other exception with respect to Paragraph 5 hereof or that has otherwise breached (and failed to cure) this Agreement (any such Owner being hereafter referred to as a "Non-Complying Owner"), in which case Boddie-Noell shall, in lieu of the delivery with respect to such Owner pursuant to clause (i) above, notify the Closing Agent of such election and direct the Closing Agent to return such Owner's Closing Documents and any other agreements or instruments executed in connection with the transactions contemplated thereby (the "Ancillary Agreements") to such Owner. The election of Boddie-Noell not to acquire the Interests of a particular Non-Complying Owner shall not affect the obligations of any other Owner hereunder, including any other NonComplying Owner. If because of such an election, Boddie-Noell would not acquire all of the Interests in any one Partnership or Property, then Boddie-Noell may elect not to purchase any of the Interests in such Partnership or Property and none of the Owners in such Partnership or Property shall contribute its respective Interest in such Partnership or Property to Boddie- Noell.

         If the Closing of a Partnership or Property does not occur as a result of a Non-Complying Owner within the time provided by Paragraph 3.B., then no Owner of such Partnership or

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         Property, except as to the Surviving Indemnities (as defined below) and the remedies for default provided below as to the Non-Complying Owner, shall have any obligations under the Closing Documents or any Ancillary Agreements with respect to such Partnership or Property. Such Closing Documents and Ancillary Agreements shall be deemed, except as to the Surviving Indemnities, null and void AB INITIO and the Closing Agent will be directed to destroy such Closing Documents and Ancillary Agreements it holds and return to Boddie- Noell the consideration delivered by Boddie-Noell to the Closing Agent with respect to such Partnership or Property in accordance with the previous paragraph.

                  C. Default. If any party hereto defaults with respect to its obligations under this Agreement, the other party shall be entitled to exercise any and all remedies provided at law or in equity, including but to limited to, the right to specific performance. Except as otherwise provided herein, no default by any Owner hereunder shall in any way limit or affect the obligations of any other Owner hereunder. In the event Boddie-Noell defaults under its obligation to an Owner of an Interest in a Partnership or Property such that Boddie- Noell does not acquire such Interest, then no other Owner of such Partnership or Property shall be required to transfer its Interest in such Partnership or Property to Boddie-Noell as otherwise required hereby.

                  D. Documents to be Delivered at Closing. At or prior to the Closing, each Owner which is a party hereto shall execute, acknowledge where deemed desirable or necessary by Boddie-Noell, and deliver to the Closing Agent, in addition to any other documents mentioned elsewhere herein, the following:

                           (i) Three duly executed Assignments of Interest (the
                  "Assignment"), which assignments shall be in a form as attached at SCHEDULE E and shall contain a warranty of title that such Owner owns such Owner's Interests free and clear of all encumbrances.

                           (ii) Any other documents reasonably necessary to
                  assign, transfer and convey such Owner's Interests and effectuate the transactions contemplated hereby, including quit claim or limited warranty deeds for any Properties;

                           (iii) If requested by Boddie-Noell, a certified copy
                  of all appropriate corporate, limited liability company or partnership actions authorizing the execution, delivery and performance by Owner of this Agreement, the Closing Documents and the Ancillary Documents.

                           (iv) The Registration Rights Agreement duly executed
                  by the Owner.

                           (v) If requested by Boddie-Noell in the case of any
                  Owner which is a corporation, partnership, trust or other entity, an opinion from counsel for such Owner in form and content reasonably acceptable to Boddie-Noell substantially to the effect that such Owner is duly organized, validly existing and in good standing under the laws of the state of its organization, had and has all applicable corporate

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                  or partnership power and authority to enter into, deliver and perform this Agreement, the Closing Documents and the Ancillary Documents, the execution, delivery and performance of which Agreement, Closing Documents and Ancillary Documents, and the transactions contemplated hereby and thereby, do not and will not constitute a breach or a violation of Owner's partnership agreement, operating agreement, declaration of trusts, charter or bylaws, if applicable; and that all applicable action necessary for such Owner to execute and deliver this Agreement, the Closing Documents and the Ancillary Documents has been taken and that the same have been validly executed and delivered and are the valid and binding obligations of such Owner enforceable against it, subject to creditors rights and other normal and customary exceptions, in accordance with their terms.

                  E. Documents Required to be Delivered by Boddie-Noell and the REIT at Closing. Boddie-Noell and the REIT shall deliver to the Owners at the Closing, the following:

                           (i) A copy of the Agreement of Limited Partnership of
                  Boddie-Noell dated as of _____________, 1997, as amended, (the "Partnership Agreement"), duly certified by the REIT as true, complete and correct.

                           (ii) The amendment to the Partnership Agreement (the
                  "Amendment"), duly executed by the REIT and all other necessary parties, to evidence admission of the Owners to Boddie-Noell as limited partners.

                           (iii) A settlement statement with respect to the
                  Closing, duly executed by Boddie-Noell.

                           (iv) The Registration Rights Agreement duly executed
                  by the REIT.

                           (v) Such other documents and instruments as may be
                  reasonably necessary to consummate the transactions with the Owners under this Agreement.

                           (vi) A statement from the REIT as to the approximate
                  amount of its indebtedness and the amount of the indemnifications from Boddie-Noell's other partners, if any, to the REIT as of the date of Closing.

         4.       Conditions Precedent to Closing.

                  A. The obligations of Boddie-Noell to acquire the Interests from the Owners shall be subject to the following conditions precedent, any of which may be waived by Boddie-Noell in writing at the Closing:

                           (i) All of the representations and warranties of the
                  Owners made herein and in the Master Agreement shall be true and correct in all material respects as of the Closing.

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                           (ii) The Partnership Properties and, if applicable,
                  the Properties must be in the same condition as of the date of this Agreement, normal wear and tear excepted.

                  B. As conditions precedent to an Owner's obligations to perform hereunder, the following must either have occurred or been waived by the Owner in writing:

                           (i) Boddie-Noell and the REIT must have delivered and
                  executed all documents and instruments required to be executed and delivered by them and performed all obligations required to be performed by them, including, without limitation, delivery of the Partnership Units, all as required by the Closing Documents and Ancillary Agreements.

                           (ii) All of the representations and warranties of the
                  REIT and Boddie- Noell made herein and in the Master Agreement shall be true and correct in all material respects as of the Closing.

         5. Representations and Warranties of Owners. Each Owner as to his or its Interests represents and warrants to Boddie-Noell severally as follows:

                  A. Existence and Power. Owner or, if Owner is a partnership or a limited liability company, any of Owner's partners or members which are not individuals have been duly formed and are validly existing. Each Owner which is not an individual has all necessary power and authority to enter into this Agreement and to enter into and deliver the documents required to be executed by it pursuant to the terms hereof and to perform its obligations hereunder and thereunder.

                  B. Authorization: No Contravention. Each Owner represents that the execution and delivery of this Agreement and the documents required to be executed by such Owner, and the performance of such Owner's obligations under this Agreement and the documents required to be executed by each such Owner, will have been duly authorized by all requisite action, and this Agreement will have been duly executed and delivered by such Owner. This Agreement and the documents executed by each such Owner will constitute the valid and binding obligation of such Owner, subject, however, to bankruptcy and similar laws affecting the rights and remedies of creditors generally. Execution of this Agreement and performance of its terms will not violate any term of any agreement, order or decree to which such Owner is a party or by which such Owner is bound.

                  C. Pending Actions. To each Owner's actual knowledge, there is no existing or threatened legal action or governmental proceedings of any kind involving such Owner, which, if determined adversely to such Owner, would interfere with such Owner's ability to execute or deliver, or perform its obligations under this Agreement or the documents required to be executed by such Owner.

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                  D.       Investment Representations and Warranties.

                           (i) Such Owner will be acquiring the Units to be
                  received by him for his own account and not with the view to the sale or distribution of the same or any part thereof in violation of the Securities Act of 1933, as amended (the "Act");

                           (ii) Such Owner understands that the Units (or shares
                  of common stock of the REIT (the "Common Stock") issued upon exchange of the Units) to be issued to the Owner will not be registered under the Act, or the securities laws of any state ("Blue Sky Laws") by reason of a specific exemption or exemptions from registration under the Act and applicable Blue Sky Laws and that the REIT's and that Boddie- Noell's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Owner;

                           (iii) Subject to the rights and obligations of the
                  Registration Rights Agreement, such Owner understands that, for the reasons set forth in subparagraph (ii) above, the Units (or shares of common stock issued upon exchange of the Units) may not be offered, sold, transferred, pledged, or otherwise disposed of by Owner except (i) pursuant to an effective registration statement under the Act and any applicable Blue Sky Laws, (ii) pursuant to a no-action letter issued by the Securities and Exchange Commission (the "SEC") to the effect that a proposed transfer of the Units (or shares of Common Stock issued upon exchange of the Units) may be made without registration under the Act, together with either registration or an exemption under applicable Blue Sky Laws, or (iii) upon Boddie-Noell or the REIT, as the case may be, receiving an opinion of counsel knowledgeable in securities law matters and reasonably acceptable to Boddie-Noell or the REIT, as the case may be, to the effect that the proposed transfer is exempt from the registration requirements of the Act and any applicable Blue Sky Laws, and that, accordingly, Owner must bear the economic risk of an investment in the Units (and the shares of Common Stock issued upon exchange of the Units) for an indefinite period of time;

                           (iv) Such Owner is an "accredited investor" within
                  the meaning of Rule 501(a) promulgated under the Act (the standards for being "Accredited Investor" will vary depending upon the legal form of the Owner, but Accredited Investor includes, for individuals, any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000 or who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year);

                           (v) Such Owner understands that an investment in
                  Boddie-Noell and the REIT involves substantial risks; and such Owner has had the opportunity to review all documents and information which it has requested concerning its investment in Boddie-Noell and the REIT and has had the opportunity to ask questions of the

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                  management of Boddie-Noell and the REIT, which questions, if any, were answered to its satisfaction;  and

                           (vi) Such Owner understands that any document that
                  evidences the Units (and any unregistered shares of Common Stock issued upon exchange of the Units) will bear a legend substantially to the effect of the following:

                           The securities represented by this document have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to Boddie-Noell Properties Limited Partnership that the proposed transaction will be exempt from registration under the Act and applicable state securities laws.

                  and that Boddie-Noell or the REIT, as the case may be, reserves the right to place a stop order against the transfer of the Units (and any unregistered shares of Common Stock issued upon exchange of the Units), and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend.

                           (vii) The address set forth under such Owner's name
                  in SCHEDULE A is the address of the Owner's principal residence or principal place of business, and such Owner has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal residence or principal place of business is situated.

                  E. NASD Affiliation. Each Owner represents severally that, except as disclosed in writing to Boddie-Noell as attached hereto on SCHEDULE F (I) neither it nor any affiliate of such Owner is a member or person affiliated with a member of the National Association of Securities Dealers, Inc. ("NASD"); and (II) neither it nor any affiliate of such Owner owns any stock or other securities of any NASD member not purchased in the open market, or has made any outstanding subordinated loans to an NASD member. (A company or natural person is presumed to control a member of the NASD and is therefor presumed to constitute an affiliate of such a member if the company or person is the beneficial owner of 10% or more of the outstanding securities of a member which is a corporation. Additionally, a natural person is presumed to control a member of the NASD and is therefore presumed to constitute an affiliate of such a member if such person has the power to direct or cause the direction of the management or policies of such member.)

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                  F. Foreign Person. Each Owner represents that he is not a
         "foreign person" within the meaning of Section 1445 of the Code.

         6. Representations and Warranties of Boddie-Noell and the REIT. Boddie-Noell and the REIT hereby represent and warrant to each Owner as follows:

                  A. Each of Boddie-Noell and the REIT has been duly formed and is validly existing and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted and is duly qualified or in the process of becoming duly qualified in all jurisdictions where the ownership of its property would necessitate such qualification. Each of Boddie-Noell and the REIT has all power and authority under its enabling documents to enter into this Agreement and to enter into and deliver all of the documents and instruments required to be executed and delivered by each such party and to perform its respective obligations hereunder and thereunder.

                  B. The execution and delivery of this Agreement and the documents required to be executed by Boddie-Noell and the REIT hereunder, and the performance of their obligations under this Agreement, have been duly authorized, and this Agreement and such documents will on the Closing date have been, duly executed and delivered by Boddie-Noell and the REIT. This Agreement does and will, and the documents executed by Boddie-Noell and the REIT will, constitute the valid and binding obligation of each of them enforceable in accordance with their terms, subject to bankruptcy and similar laws affecting the remedies or recourse of creditors generally.

                  C. The Partnership Agreement delivered to the Owner is a true, complete and correct copy of the limited partnership agreement of Boddie-Noell, as amended. The Partnership Agreement is in full force and effect and has not been further amended, modified or terminated except as disclosed to the Owners.

                  D. The registration statement of the REIT filed with the SEC in connection with the REIT's initial public offering of shares of Common Stock, and all exhibits, amendments and supplements thereto (the "Initial Registration Statement"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Initial Registration Statement as required to be filed with the SEC (the "Boddie-Noell Reports") were filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by BNP under either the Act or the Securities Act of 1934 (collectively, the "Securities Laws"), complied as to form in all material respects with the applicable requirements of the Securities Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No material adverse change in the financial condition, business operations or properties of Boddie-Noell has occurred that would render any material statement made in any of the Boddie-Noell Reports materially untrue or misleading.

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         7. Indemnification. Each of the parties hereto agrees, for himself and his successors and assigns, to indemnify, defend and hold the other party harmless from and against any and all damage, cause of action, action, proceeding, expense, loss, cost, claim or liability (each a "Claim") suffered or incurred by either party as a result of any of the following: any untruth, inaccuracy or breach of any of the representations, warranties or covenants made by such party herein or in any document, certificate or exhibit delivered to the other in connection with this Agreement. It is the express intention and agreement of the parties that the foregoing indemnity shall survive the consummation of the transactions contemplated in this Agreement (the "Surviving Indemnities"). Notwithstanding any provision herein and except for Claims made regarding a breach of the covenants and representations set forth at Sections 2.B and 5.D, no party shall have any liability for any Claim that is asserted more than twelve (12) calendar months after the Closing Date.

         Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of each of the Owners under this Section 7 shall not exceed the dollar value of the Units issued (determined at the time of issuance) or cash paid to such Owner at Closing (the "Maximum Indemnity Amount"). The Maximum Indemnity Amount shall be calculated at the time a Claim is paid, without regard to such Owner's transfer, sale, assignment, surrender, hypothecation or other disposition of such Owner's Units (or the corresponding Shares of such Units) after Closing.

         8.       Other Provisions.

                  A. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

                  B. Entire Agreement. Except as stated herein, this Agreement contains the entire agreement between the parties and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter hereof. Except as stated herein, there are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

                  C. Construction. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

                  D. Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina. Time is of the essence in the Closing of this transaction.

                  E. Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  F. Waiver of Covenants, Conditions and Remedies. The waiver by one party of the performance of any covenant, condition or promise under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

                  G. Schedules. All schedules to which reference is made in this Agreement are deemed incorporated into this Agreement and made a part hereof, whether or not actually attached.

                  H. Amendment and Assignment. This Agreement may be amended at any time by the written agreement of Boddie-Noell and Owners. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto. No party may assign this Agreement or any interest herein without the prior written approval of all other parties.

                  I. Relationship of Parties. The parties agree nothing contained herein shall constitute either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligations or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

                  J. Further Acts. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                  K. Notice. All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery, express courier service, certified mail, return receipt requested, or by telecopy to the address or telecopy number set forth below for the respective parties. If notice is by deposit or with an express courier service, it shall be effective on the next business day following such deposit or, if notice is sent by certified mail, return receipt requested, it shall be effective upon receipt.

                  OWNERS: At the address and telecopy number set forth under such Owner's name in SCHEDULE A hereto.

                  With copy to:             Ronald A. Matamoros

                                            Blanco Tackabery Combs & Matamoros,
                                            P.A.
                                            Stratford Point Building Suite 500
                                            110 South Stratford Road
                                            Winston-Salem, North Carolina
                                            27104-4214 Telecopy No.:

                  BODDIE-NOELL:             Boddie-Noell Properties Limited
                                            Partnership
                                            3710 One First Union Center
                                            Charlotte, North Carolina 28202
                                            Attn: Philip S. Payne
                                            Telecopy No.: (704) 334-3507

                  With copy to:             Smith Helms Mulliss & Moore, L.L.P.
                                            2800 Two Hannover Square
                                            Raleigh, North Carolina 27611
                                            Attn: Brad S. Markoff
                                            Telecopy No.: (919) 755-8800

                  BNP:                      Boddie-Noell Properties, Inc.
                                            3710 One First Union Center
                                            Charlotte, North Carolina 28202
                                            Attn: Philip S. Payne

                          Telecopy No.: (704) 334-3507

                  L. Consent to Transfer of Interests. Owners agree to and hereby do amend the partnership agreements or operating agreements for each of the Acquired Partnerships to allow for the transactions contemplated hereby and each Owner consents to the transfer by the other Owners of the Interests as herein contemplated.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement by their hands and under seal affixed hereto as of the date and year first above written.

                                 BODDIE-NOELL PROPERTIES LIMITED PARTNERSHIP

                                 By:        Boddie-Noell Properties, Inc.,
                                            General Partner

                                 By:        /s/ D. Scott Wilkerson
                                            President

                          BODDIE-NOELL PROPERTIES, INC.

                                          By:        /s/ D. Scott Wilkerson
                                                     President

                              OWNER SIGNATURE PAGE

         The undersigned, desiring to become one of the within-named Owners to that certain Exchange Option Agreement by and among Boddie-Noell Properties Limited Partnership and such Owners, dated as of September 22, 1997, hereby becomes a party to such Exchange Option Agreement and agrees to the terms and conditions thereof and makes the representations, warranties and covenants contained therein. The undersigned agrees that this signature page may be attached to any counterpart of said Exchange Option Agreement.

Signature line for Owners

who are natural persons:                        /s/ Paul G. Chrysson    (SEAL)
                                               -------------------------
                                                Paul G. Chrysson

                              OWNER SIGNATURE PAGE

         The undersigned, desiring to become one of the within-named Owners to that certain Exchange Option Agreement by and among Boddie-Noell Properties Limited Partnership and such Owners, dated as of September 22, 1997, hereby becomes a party to such Exchange Option Agreement and agrees to the terms and conditions thereof and makes the representations, warranties and covenants contained therein. The undersigned agrees that this signature page may be attached to any counterpart of said Exchange Option Agreement.

Signature line for Owners

who are natural persons:                          /s/ James G. Chrysson   (SEAL)
                                                  -----------------------
                                                  James G. Chrysson

                              OWNER SIGNATURE PAGE

         The undersigned, desiring to become one of the within-named Owners to that certain Exchange Option Agreement by and among Boddie-Noell Properties Limited Partnership and such Owners, dated as of September 22, 1997, hereby becomes a party to such Exchange Option Agreement and agrees to the terms and conditions thereof and makes the representations, warranties and covenants contained therein. The undersigned agrees that this signature page may be attached to any counterpart of said Exchange Option Agreement.

Signature line for Owners

who are natural persons:                         /s/ W. Michael Gilley    (SEAL)
                                                 ------------------------
                                                 W. Michael Gilley

                              OWNER SIGNATURE PAGE

         The undersigned, desiring to become one of the within-named Owners to that certain Exchange Option Agreement by and among Boddie-Noell Properties Limited Partnership and such Owners, dated as of September 22, 1997, hereby becomes a party to such Exchange Option Agreement and agrees to the terms and conditions thereof and makes the representations, warranties and covenants contained therein. The undersigned agrees that this signature page may be attached to any counterpart of said Exchange Option Agreement.

Signature line for Owners

who are natural persons:                         /s/ Matthew G. Gallins   (SEAL)
                                                 ------------------------
                                                 Matthew G. Gallins

                              OWNER SIGNATURE PAGE

         The undersigned, desiring to become one of the within-named Owners to that certain Exchange Option Agreement by and among Boddie-Noell Properties Limited Partnership and such Owners, dated as of September 22, 1997, hereby becomes a party to such Exchange Option Agreement and agrees to the terms and conditions thereof and makes the representations, warranties and covenants contained therein. The undersigned agrees that this signature page may be attached to any counterpart of said Exchange Option Agreement.

Signature line for Owners

who are natural persons:                             /s/ James D. Yopp   (SEAL)
                                                     --------------------
                                                     James D. Yopp

                             SCHEDULES

         Schedule A           List of Owners

         Schedule B           Acquired Partnerships or Properties

         Schedule C           Supplemental Acquisition Schedules

         Schedule D           Registration Rights Agreement

         Schedule E           Assignment of Interests

         Schedule E-1         Ownership Interests Assigned As Provided By The
                              Assignment To Which This Schedule E-1 Is Attached

         Schedule F           NASD Affiliations

         Schedule G           Partnership Unit Lock-Up Terms

Note: The schedules to this Exchange Option Agreement are not included in this registration statement but will be provided by the Company upon request.

